UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 11, 2019

SLEEPAID HOLDING CO.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-55446	47-3785730
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Rm 10 1/F Wellborne Commercial Centre 8 Java Road North Point, Hong Kong
(Address of Principal Executive Office) (Zip Code)

Registrant's telephone number, including area code: (852) 2806-2312

____________________________________________________

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02. UNREGISTERED SALE OF EQUITY SECURITIES

On March 1, 2019 the Registrant completed an offering of 20,000,000 shares in total of its common stock sold to four investors; and there is a major offering of 15,252,000 shares of its common stock sold to Mr. Zheng Huihe.

These four offerings were pursuant to an exemption from registration provided by Section 4(2) of the Securities Act of 1933.

The offerings were not public offerings as defined in Section 4(2) due to the limited number of persons that received the shares and the manner of the offerings.  In addition, the Purchaser represented that they had the necessary investment intent as required by Section 4(2) and agreed to and received share certificates bearing legends that stated that the securities were restricted pursuant to Rule 144 of the Securities Act.  These shares were sold on a private placement basis and the Company paid no commission in connection with such sales. All sales were made outside of the United States.

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On March 28, 2019, Sleepaid Holding Company, Inc. (the “Company”) received the resignation of a director and its Chairman of the Board, Wong, Yumyim for personal reasons. On March 29, 2919, the Company appointed Zheng Huihe as a director of the Company.

Mr. Zheng has served as chairman of the board and chief executive officer of Shanghai Hewu Investment Management Co., Ltd. Since January 2016.  From November 2013 through the present, Mr. Zheng has chairman of the board of Shanghai Dingchan Industrial Co., Ltd., a company he founded.  Mr. Zheng has over 20 years of investment experience.  Mr. Zheng attended Sanming University where he majored in finance.

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SLEEPAID HOLDING CO.

Date: April 11, 2019	By:	/s/ Tao Wang
Tao Wang, CEO

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